UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

DECKERS OUTDOOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22446	95-3015862
(Commission File Number)	(IRS Employer Identification No.)

495A South Fairview Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(805) 967-7611

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 26, 2012, Deckers Outdoor Corporation (the “Company”) issued a press release correcting and replacing the press release dated April 26, 2012 announcing the Company’s financial results for the three months ended March 31, 2012.  This release corrects a typographical error in the “Second Quarter Outlook” section relating to the SG&A assumptions for the second quarter.  The second quarter outlook assumes SG&A as a percentage of sales of approximately 63% instead of approximately 37%.   A copy of the press release correcting and replacing the press release dated April 26, 2012 is furnished hereto as Exhibit 99.1.  Except as set forth above, there are no other changes to the press release dated April 26, 2012.

The information in this Form 8-K/A and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	99.1	Press release correcting and replacing the press release dated April 26, 2012 announcing the Company’s financial results for the three months ended March 31, 2012, dated April 26, 2012

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deckers Outdoor Corporation

Date:	April 26, 2012	/s/ Thomas A. George
Thomas A. George, Chief Financial Officer